Filed Pursuant to Rule 424(b)(3)

Registration No. 333-168129

CNL HEALTHCARE PROPERTIES, INC.

STICKER SUPPLEMENT DATED DECEMBER 28, 2012

TO PROSPECTUS DATED MARCH 12, 2012

This sticker supplement is part of, and should be read in conjunction with, our prospectus dated March 12, 2012, the Supplement No. 2 dated October 9, 2012 and the sticker supplement dated November 13, 2012 (the “Sticker Supplements”). Capitalized terms have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us,” “Company” and “CNL Healthcare Properties” include CNL Healthcare Properties, Inc. and its subsidiaries.

Recent Developments

The following is an addition to the section entitled “PROSPECTUS SUMMARY – Recent Developments,” at page 1 of the prospectus.

Change of Name

Effective December 26, 2012, we changed our corporate name to CNL Healthcare Properties, Inc. and filed articles of amendment to our articles of incorporation in the State of Maryland to reflect this change. We amended our bylaws effective December 26, 2012, to (i) reflect the name change and (ii) to create consistency between our articles of incorporation and bylaws related to the filling of vacancies on the board of directors.